United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 18, 2009

GetFugu, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-143845 (Commission File Number)	20-8658254 (IRS Employer Number)

600 Townsend Street, Suite 129E San Francisco, California (Address of principal executive offices)	94104 Zip Code

(415) 848-8800 (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 18, 2009, GetFugu, Inc. (“GetFugu” or the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional accredited investor (the “Investor”) pursuant to which the Company has agreed to (i) sell to the Investor up to an aggregate of 10,000,000 shares (the “Shares”) of common stock of the Company (“Common Stock”) and warrants to purchase up to 5,000,000 shares  of Common Stock at a per share exercise price equal to $0.01 (“Investor Warrants”) for an aggregate purchase price of $5,000,000.  The first closing under the Securities Purchase Agreement was held concurrently with the signing of the Securities Purchase Agreement on September 18, 2009, pursuant to which the Company issued 3,000,000 shares of Common Stock together with an Investor Warrant to purchase 1,500,000 shares of Common Stock to the Investor for the aggregate purchase price of $1,500,000.  The balance of the Shares and Investor Warrants will be issued to the Investor when a Registration Statement covering all of the Shares and shares issuable upon exercise of the Investor Warrants (“Warrant Shares”) is declared effective by the Securities and Exchange Commission (“SEC”).

If the Company, prior to September 18, 2010, issues, grants or sells additional shares of Common Stock at a price per share that is less than $0.3333, or without consideration, the Company will issue additional shares to the Investor in an amount sufficient to adjust the Investor’s per share purchase to such lower price.

In connection with the transaction, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor. The Registration Rights Agreement provides that the Company will file a “resale” registration statement (the “Initial Registration Statement”) with the SEC covering all of the Shares and the Warrant Shares within 30 days of the initial closing of the transaction.  If any Shares or Warrant Shares are unable to be included on the Initial Registration Statement, the Company has agreed to file subsequent registration statements until all the Shares and Warrant Shares have been registered.  Under the terms of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of the “resale” registration statement until all securities therein are sold or otherwise can be sold pursuant to Rule 144, without any restrictions. Liquidated damages equal to $20,000 per month (provided that such liquidated damages will decrease by 50% if the number of unregistered Shares and Warrant Shares is no more than 100,000 shares) will be triggered for any filing or effectiveness failures or if, at any time when there is no effective registration statement, the Company ceases to be current in its periodic reports with the SEC.

The foregoing descriptions of the Securities Purchase Agreement, Registration Rights Agreement and Investor Warrant are qualified in their entirety by reference to copies of such agreements, which are filed as exhibits to this Current Report.  The press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 3.02                      Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference.  The securities were offered pursuant to exemptions from registration set forth in section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Investor Warrant, dated September 18, 2009
10.1	Form of Securities Purchase Agreement, dated September 18, 2009
10.2	Form of Registration Rights Agreement, dated September 18, 2009
99.1	Press Release, dated September 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 21, 2009

GETFUGU, INC.

/s/ Bernard Stolar
Bernard Stolar
President and Chief Executive Officer